Exhibit (e)(16)
Form of
EXHIBIT A
     THIS REVISED EXHIBIT A, effective as of January 10, 2012, is EXHIBIT A to that certain Underwriting Agreement effective as of February 22, 2011 between BNY MELLON DISTRIBUTORS INC. and PYXIS FUNDS II (formerly, Highland Funds II) (the “Trust”). This revised Exhibit A is revised for the addition of certain series of the Trust and shall supersede all previous forms of this Schedule A.
PORTFOLIOS
Pyxis U.S Equity Fund (formerly, Highland U.S. Equity Fund)
Pyxis Tax-Exempt Fund (formerly, Highland Tax-Exempt Fund)
Pyxis Short-Term Government Fund (formerly, Highland Short-Term Government Fund)
Pyxis Fixed Income Fund (formerly, Highland Fixed Income Fund)
Pyxis Global Equity Fund (formerly, Highland Global Equity Fund)
Pyxis International Equity Fund (formerly, Highland International Equity Fund)
Pyxis Premier Growth Equity Fund (formerly, Highland Growth Equity Fund)
Pyxis Money Market Fund II (formerly, Highland Money Market Fund II)
Pyxis Government Securities Fund (formerly, Highland Government Securities Fund)
Pyxis Small-Cap Value Equity Fund (formerly, Highland Small-Cap Value Equity Fund
Pyxis Core Value Equity Fund (formerly, Highland Core Value Equity Fund)
Pyxis Total Return Fund (formerly, Highland Total Return Fund)
Pyxis Energy and Materials Fund (formerly, Highland Energy and Materials Fund)
Pyxis Trend Following Fund (formerly, Highland Trend Following Fund)
Pyxis Natural Resources Fund (formerly, Highland Natural Resources Fund)
Pyxis Dividend Equity Fund (formerly, Highland Dividend Equity Fund)
Pyxis Alpha Trend Strategies Fund (formerly, Highland Alpha Trend Strategies Fund)
Pyxis Alternative Income Fund (formerly, Highland Alternative Income Fund)
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Revised Exhibit A to be executed by their officers designated below effective as of the date and year first above written.
PYXIS FUNDS II

By:

Name:

Title:

Date:

Agreed:
BNY MELLON DISTRIBUTORS INC.

By:

Name:

Title:

Date: